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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of Report: March 5, 2004



           Commission file Number                       333-49429-01

                        PRESTOLITE ELECTRIC HOLDING, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                                                         94-3142033
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   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                       Identification Number)

       2311 Green Rd., Ste B, Ann Arbor, Michigan                    48105
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       (Address of principal executive offices)                 (Zip Code)

                                (734) 913 - 6600
                                ----------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
  (Former name, address, and former fiscal year, if changed since last report)



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Item 2.  Acquisitions or Dispositions of Assets

On March 4, 2004 Prestolite Electric Holding, Inc. (Prestolite Electric) issued a press release announcing that Genstar Capital, ULC and Prestolite Electric have signed a definitive agreement with an affiliate of First Atlantic Capital, Ltd. to sell Prestolite Electric, a Genstar Capital portfolio company. The transaction is expected to close in April 2004. Upon closing the transaction, Prestolite Electric Incorporated, the principal operating subsidiary of Prestolite Electric, will call its 9 5/8% Senior Notes Due 2008 for redemption.

This press release was subsequently released to a select group of parties on the company's contact list for such releases. The press release was also issued directly to the worldwide employees of Prestolite Electric and will be posted to our website at:

   http://www.prestolite.com/literature/corp/pr_04_0304_FirstAtlanticSale.pdf.


(c)      Exhibits.

         2.1 Press Release of March 4, 2004 announcing the sale of the Acton manufacturing facility in the UK and the closing of the South African operation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





Date: March 5, 2004                      By:   /s/ Kenneth C. Cornelius
                                              -------------------------
                                                   Kenneth C. Cornelius
                                                   Executive Vice President and
                                                   Chief Financial Officer